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North Star Universal, Inc.
Computation of ratio of earnings to fixed charges
For the Twelve Months ended December 31, 1993



Earnings:
Loss from continuing operations before
  income taxes and minority interest                                     (3,615)

Fixed charges                                                             5,021
                                                                          ------


Income from continuing operations before
  income taxes, minority interest and fixed charges                       1,406
                                                                          ------
                                                                          ------


Fixed Charges:
  Interest expense                                                        4,266
  Interest portion of rentals                                               755
  Amortization of debt expense                                                0
                                                                          ------
                                                                          5,021
                                                                          ------
                                                                          ------

Ratio of earnings to fixed charges                                         0.28